Listing Report:Supplement No. 224 dated Apr 22, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 437375
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$173.42

Auction yield range:	14.04% - 14.04%	Estimated loss impact:	14.60%
Lender servicing fee:	1.00%	Estimated return:	-0.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1998	Debt/Income ratio:	24%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 16	Length of status:	3y 3m
Credit score:	680-699 (Apr-2010)	Total credit lines:	47	Occupation:	Attorney
Now delinquent:	1	Revolving credit balance:	$4,741	Stated income:	$75,000-$99,999
Amount delinquent:	$336	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	GCentrone	Borrower's state:	Florida	Borrower's group:	Recent Law School Graduates and Law Students
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	60 ( 100% )	680-699 (Latest)
Principal borrowed:	$12,100.00	< mo. late:	0 ( 0% )	680-699 (Feb-2008) 680-699 (Dec-2007) 660-679 (Oct-2006)
Principal balance:	$2,651.86	1+ mo. late:	0 ( 0% )
Total payments billed:	60
Description
Refinancing My Propser Loan
I'm an attorney in Tampa, Florida.?? I make a good living ($85,000), but I have a lot of debt from student loans, and a brand new baby at home.? Consolidating and reducing interest and payments is very important to me.

I want to pay off my high interest credit cards.? Paying the minimum payment every month doesn't get you anywhere.? With Prosper, I know that I can pay off a significant amount of principal every month.?

As you can see from my history, I have a prior Prosper loan that has been fully paid off without a single late payment, and I have another that's less than a year away from satisfaction (again, without a single late payment).? I'm a very safe bet!

Thanks,
Gus
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455185
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$119.28

Auction yield range:	11.04% - 24.00%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1987	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 10	Length of status:	19y 4m
Credit score:	700-719 (Apr-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$11,928	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	yield-kahuna9	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to? pay off credit card.

My financial situation:
I am a good candidate for this loan because? I have never missed a payment ever.?

Monthly net income: $4,000

Monthly expenses: $2,500?
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455233
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	>1000%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 7	Length of status:	8y 7m
Credit score:	640-659 (Apr-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$1,657	Stated income:	$1-$24,999
Amount delinquent:	$77	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	investment-searcher	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
divorce
Purpose of loan:? divorce?Attorney
This loan will be used? for my divorce fee? and I need to fill the paper before May 5, 2010

My financial situation:
I am a good candidate for this loan because I will pay of this loan to you .?I just need a small loan??

Monthly net income: $ 750.00

Monthly expenses: $
??Housing: $ my husband pay the house payment of 1,7000
??Insurance: $ 83.00
??Car expenses: $ my husband pay the car payment 577.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 89.00
??Food, entertainment: $
??Clothing, household expenses $ 0
??Credit cards and other loans: $388.
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455239
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.40%	Starting borrower rate/APR:	18.40% / 20.62%	Starting monthly payment:	$163.59

Auction yield range:	17.04% - 17.40%	Estimated loss impact:	18.96%
Lender servicing fee:	1.00%	Estimated return:	-1.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	0y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	17	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,720	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	note-ace	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help paying off my credit card!!
My name is Josh and I'm a senior in college, I've just recently paid off two credit cards and this is my last. I'm going to be graduating in the winter and always get an overage in the fall. I planed on using that money to pay off this card. Then this loan process came along and now I can pay off my credit card sooner. So anyone wanting to get a faster return on there investment should look at this loan. At this moment I'm also starting a second business and already have business lined up. I will be able to make the monthly payments since they are less then my minimum payments on the card, the interests rate is killing me and making it imposable to pay down.

Thanks for the consideration, and generosity.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455277
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,100.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$140.23

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1997	Debt/Income ratio:	19%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	2y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	26	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$215	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	starter8	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying an Engagement Ring
Purpose of loan:
This loan will be used to buy an engagement ring for my soon to be fiancee.? I am almost half way there in savings, but am wanting to propose this spring rather than saving until this fall.

My financial situation:
I am a good candidate for this loan because I have a stable job as a high school teacher and adjunct professor.? I have a salary income, which is steady and predictable. I am dedicated to correcting my credit past and managing my monthly expenses.

Monthly net income: $3500

Monthly expenses: $1452
??Housing: $350
??Insurance: $80
??Car expenses: $511
??Utilities: $150
??Phone, cable, internet: $140
??Food, entertainment: $200
??Clothing, household expenses $100
??Credit cards and other loans: $40
??Other expenses: $150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455295
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$99.52

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1991	Debt/Income ratio:	2%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	3y 6m
Credit score:	660-679 (Apr-2010)	Total credit lines:	10	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$473	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	famous-fund5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off business debt
Purpose of loan:
This loan will be used to pay a bill which?occured when my retail furniture business closed.?The business had a credit ?card procesing machine, which was a lease and was being paid by the business bank account.? When the business closed, also closing the business bank account, I had to personal take responsible for the lease aggreement.? which is about 2200.00.

My financial situation:
I am a good candidate for this loan because?i understand the importance of what is being offered through this website, also, i will be an asset to others who face?the same?problems with their credit, and inability to get loans from banks.
Monthly expenses: $
??Housing: $583.83?
??Insurance: $
??Car expenses: $ 374.00
??Utilities: $ 335.00
??Phone, cable, internet: $135.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $ 0
??Other expenses: $83.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 17.05%	Starting monthly payment:	$41.03

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	0y 11m
Credit score:	720-739 (Apr-2010)	Total credit lines:	26	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$244	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	18
Screen name:	vibrant-value0	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacement Computer
Purpose of loan:
This loan will be used to purchase a new computer to replacement my old one that is?far too?old and has finally stopped working.? I'd like to get a nice one that will hopefully last as long as this one has.

My financial situation:
I am a good candidate for this loan because I have some projects that?I am working on for?current clients?that I will have completed very soon.? The proceeds of?which will allow me to pay off this loan on time if not quicker.? The new computer will allow me to complete these projects even quicker.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455337
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$366.56

Auction yield range:	8.04% - 18.00%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1984	Debt/Income ratio:	39%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	20 / 15	Length of status:	30y 10m
Credit score:	680-699 (Apr-2010)	Total credit lines:	40	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$26,004	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	goodhearted-agreement8	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF LIFE ROBBING CREDIT CARD
Purpose of loan: Debt Consolidation...I have been paying credit card companies above and beyond what is fair for years, I have seen the "light" and don't want to do this anymore...it is my fault I have so much debt..I know this and want to pay everything I owe..but not for these interest rates..I want to be debt "free" in 3 years..
having a goal will give me some piece of mind...I am a "cash only" person now..took me many years to figure this out..to change my ways , but I have done it! It feels good, but just need a lower interest rate.

My financial situation:
I am a good candidate for this loan because? I have? good paying job as well as my husband...too much of our money goes to "finance" charges...yes, we should get a Home Equity....but are trying to do this without putting our house on the line.
Monthly net income: $ My income monthly 4,400 (net), some times 200.00 more with overtime/ husbands is 4,800.00? Lots of bills including student loans for 2 kids (Parent Plus)...NEVER let your child apply to an expensive school...they might "get in" as our daughter did... .she is about to graduate...and we will pay (as well as our daughter) for the nest 25 years...graduate school next...hope it will be worth it! Just found out "graduate "school is giving no $$$? "they ran out"? My poor daughter..they have no TA positions either....she did not get in to the "state" school even though she has been on the Deans List for 4 years at one of the top 10 schools in the country....she is crushed...seems our state has no $$$$ anymore...does not pay to work hard, study hard..it does if you are an athlete though!? PRIORITIES??? Sorry, I am pretty upset right now....

Monthly expenses: $ Everything including bills 7,2002? Housing: $ 1635.41
??Insurance: $ 248.00?? 73.00
??Car expenses: $ 400.00? gas?? Old cars ...no payments
??Utilities: $ 400.00
??Phone, cable, internet: $ 175.00? need to get this lower
??Food, entertainment: $ 450.00? food only? no entertainment? we work all the time
??Clothing, household expenses $ 0?? I always included this in the "food" budget
??Credit cards and other loans: $ 3800?? this is ridiculous.... Other expenses: $ savings 300.00? Why ????? (emergencies)? Also am paying Parent Plus Loans at a rate of 512.00 per month..I am on a 10 year plan? I am going to consolidate these loans as the rate is 8% and I need to pay off CREDIT CARDS FIRST...
?? I am looking for a lower interest rate. This "prosper" site tells me to ask for 22% interest. WHY would I do that when my rates are around 21% on the credit cards.
?? I would just be transferring debt for a bigger rate. Please help! I feel as if I have paid lots of $$$ and am not getting ANYWHERE....Thank you for reading my issues, I hope someone can help.? ? ?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455343
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$361.72

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2003	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 10	Length of status:	1y 3m
Credit score:	740-759 (Apr-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,149	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	generosity-caper	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating MY DEBT
Purpose of loan:
This loan will be used to? consolidate my student loans, car loan, and credit card debt

My Credit Score:

750+

My financial situation:
I am a great candidate for this loan because?great credit history, never been late on ANY of my payments, i have a stable job as an optometrist and i looking to consolidate my debt into, one loan, one payment!?

Monthly Rent: 400 (its this low because I rent with a roomate)

Monthly Income: 5000

Car Insurance: 100/m
Utilities(electric,cable,phone): 150/m
Car Loan:? 125/m
Car Expenses: 80/m
Food: 200/m
Clothing, household expenses $ 300/m
Credit cards and other Student Loans: $ 600/m (minimum Payments)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455361
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,110.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	8.04%	Starting borrower rate/APR:	9.04% / 11.13%	Starting monthly payment:	$98.96

Auction yield range:	8.04% - 8.04%	Estimated loss impact:	8.16%
Lender servicing fee:	1.00%	Estimated return:	-0.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2003	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	5y 3m
Credit score:	700-719 (Apr-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$14,297	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	promaster84	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Water Softener
Purpose of loan:
This loan will be used to?to pay off my Rainsoft water softener, which is financed with a lender which is charging way too much for interest.?
My financial situation:
I am a good candidate for this loan because? I always pay my bills on time. Never have been late on a payment once.

Monthly net income: $
2,000

Monthly expenses: $
??Housing: $ 360.00
??Insurance: $ 78.00
??Car expenses: $ 195.00
??Utilities: $?200.00
??Phone, cable, internet: $?40.00
??Food, entertainment: $100.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ $300.00
??Other expenses: $ $50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455579
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$95.93

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1987	Debt/Income ratio:	36%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 10	Length of status:	1y 1m
Credit score:	740-759 (Apr-2010)	Total credit lines:	39	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$18,583	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	diplomatic-exchange9	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off a High Interest Credit Card
Purpose of loan:
This loan will be used to pay off a high-interest rate credit card...

My financial situation:
I am a good candidate for this loan because I am current on all my obligations - a hard and absolute dedicated worker - always looking for ways to save money.?
I was out of work for almost a year (2008) - while out of work I remained?current on all the obligations.??Though it has taken a bit of time getting back on my feet, which has not been an easy task, but one I?held my head high with a positive attitude knowing things will change for the better...and they have!? This is the last of debt which I am looking to pay off and be able to start saving money to replenish what was used while I was out of work...

Thank you for taking the time to review my information...I am completely confident and honest in telling you?- you will not be sorry for accepting me as your client!

Thank you again for your time...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$164.12

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2006	Debt/Income ratio:	4%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	2y 3m
Credit score:	680-699 (Apr-2010)	Total credit lines:	15	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$1,612	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	orange-radiant-trade	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidating debts and other use
Purpose of loan:
This loan will be used to?consoliated my credit card debts and have funds available for unexpected tuition fees

My financial situation:
I am a good candidate for this loan because i am a responsible person?

Monthly net income: $ 3750

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 80
??Car expenses: $150
??Utilities: $?70
??Phone, cable, internet: $100
??Food, entertainment: $?250
??Clothing, household expenses $250
??Credit cards and other loans: $ 400
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455603
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$170.95

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1989	Debt/Income ratio:	29%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	8y 10m
Credit score:	700-719 (Apr-2010)	Total credit lines:	28	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$8,937	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Tgrlilly	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	700-719 (Mar-2010) 720-739 (Jan-2010) 680-699 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
pay off existing car loan
Purpose of loan:
This loan will be used to pay off an auto loan at a lower interest rate.?

My financial situation:
I am a good candidate for this loan because I am not asking for anything extra.? The money that I am using to pay?the loan now is the same money that?I will be using to pay?this loan.?I have a good?credit?score and all my?bills are current I have no delinquint or past due?debt.? I have a second job with flexible hours where I can work as many or as few hours as I choose.?If I need more money I just ask for more hours.?This is absolutely a no?risk investment for anyone. Thank you for taking the time to read this.?Have a great day.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$113.03

Auction yield range:	17.04% - 20.00%	Estimated loss impact:	26.13%
Lender servicing fee:	1.00%	Estimated return:	-6.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1981	Debt/Income ratio:	20%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	1y 11m
Credit score:	680-699 (Apr-2010)	Total credit lines:	21	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$70	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	aidan04	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 81% )	680-699 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	5 ( 16% )	620-639 (Sep-2007)
Principal balance:	$494.85	1+ mo. late:	1 ( 3% )
Total payments billed:	31
Description
Help with Masters Degree
Purpose of loan:? To go back to school to get a Masters Degree

My financial situation: I have a full time job and have been faithful with other loan payments.? I am looking to better myself with more schooling.
(explain why you are a good candidate for paying back this loan)

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 815
??Insurance: $ 177
??Car expenses: $?550
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $?500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454476
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$183.28

Auction yield range:	17.04% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1984	Debt/Income ratio:	17%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	25y 2m
Credit score:	640-659 (Apr-2010)	Total credit lines:	33	Occupation:	Teacher
Now delinquent:	1	Revolving credit balance:	$9,964	Stated income:	$50,000-$74,999
Amount delinquent:	$1,247	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	crollins	Borrower's state:	WestVirginia	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-659 (Oct-2009) 640-659 (May-2009) 620-639 (Apr-2008) 620-639 (Mar-2008)
Principal balance:	$593.96	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Emergency! I need a new roof now!
Purpose of loan:
This loan is for a new roof, windows and plaster repairs to our home.

My financial situation:
I am a full time educator with over 30 years experience.? With my husband's job as a Banquet Chef, ?we have a combined income of around $70,000.? I have paid every month on time with my first loan and will do so with this loan.? We would like to update the home to get it ready to sell.?

Monthly net income: $ 5000
Monthly expenses: $
??Housing: $?700
??Insurance:?Paid in housing expense
??Car expenses: $?200??
??Utilities: $ 300
??Phone, cable, internet: $60
??Food, entertainment: $?100
??Clothing, household expenses $100
??Credit cards and other loans: $ 152
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455230
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.81%	Starting borrower rate/APR:	13.81% / 15.96%	Starting monthly payment:	$323.81

Auction yield range:	11.04% - 12.81%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	2.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1991	Debt/Income ratio:	34%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 11	Length of status:	16y 7m
Credit score:	700-719 (Apr-2010)	Total credit lines:	42	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$23,286	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bhawk509	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	700-719 (Latest)
Principal borrowed:	$20,000.00	< mo. late:	0 ( 0% )	780-799 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
biils and marrage
Purpose of loan:
This loan will be used to? pay off high interest credit card

My financial situation:
I am a good candidate for this loan because Ive had a loan here before and payed it off early. I just want to pay off a high interest balance
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$216.91

Auction yield range:	8.04% - 17.00%	Estimated loss impact:	8.89%
Lender servicing fee:	1.00%	Estimated return:	8.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1991	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	6y 7m
Credit score:	760-779 (Apr-2010)	Total credit lines:	17	Occupation:	Executive
Now delinquent:	1	Revolving credit balance:	$1,688	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	9
Screen name:	thefisherman	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Piano Loan
Purpose of loan:
This loan will be used to?Pay off a high interest loan on a Yamaha Clavinova electric piano.

Last Christmas, we had a chance to buy this $12,000 piano brand new for $6,500.? My son has taken lessons now for six years and it has been on an old, out-of-tune player piano.? So we decided that is was just too good to pass up.? Unfortunately, we didn't have that much in cash, so we did their financing.? It is on a 29% interest loan from CITI.? Our goal is to have this paid off in the next 18 months.? The debt is outrageous, and to be frank, we should never have done that financing.

My financial situation:
I am a good candidate for this loan because?I am the administrator for a medical clinic(about 7 years now0, and my wife is working full-time as a paralegal(about 6 years now).? I make 60k+ a year, and she makes 25k+ a year.? I also work part-times as a paramedic for our local volunteer fire department.

We are currently doing the debt snowball and this is the next item on that program.

Our current debt is our home(which we are in the process of refi right now, currently 6.25), two cars(about 38,000 total), our camping trailer(28,000), this piano and a small credit card ($1,700).

I have also been a prosper lender for a couple of years.

The d's in my credit were from a bad business deal about 6 years ago.? I honestly don't know what the current one is, but I am going to find out.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$289.38

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	10%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 9m
Credit score:	680-699 (Apr-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$8,483	Stated income:	$50,000-$74,999
Amount delinquent:	$359	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	green-sharp-repayment	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
i'd rather pay u, not the CC cmpny
Purpose of loan:
This loan will be used to? Debit consolidation
My financial situation:
I am a good candidate for this loan because? great credit history, never have been late on my payments, I have a stable job, I own my house with my wife, and I have only ONE credit card which has a $8500 balance on it with an interest rate near 30%, with the possibility of getting a loan to pay that off i get to save little bit of? money and YOU GET TO MAKE MONEY, instead of my high interest rate charging credit card.

Monthly net income: $ 3800

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 175
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $350/m
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455298
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	27%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 10	Length of status:	17y 2m
Credit score:	680-699 (Apr-2010)	Total credit lines:	41	Occupation:	Laborer
Now delinquent:	4	Revolving credit balance:	$1,212	Stated income:	$50,000-$74,999
Amount delinquent:	$1,218	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	wommp55	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,200.00	< mo. late:	0 ( 0% )	640-659 (Sep-2009) 640-659 (Aug-2009) 640-659 (Sep-2008) 640-659 (Aug-2008)
Principal balance:	$1,256.96	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
NO MORE CREDIT CARDS
Purpose of loan:
This loan will be used to? PAY OFF EXISTING CREDIT CARD DEBT. THE SOONER THE BETTER.

My financial situation:
I am a good candidate for this loan because? I AM NO STRANGER TO THE PROSPER COMMUNITY. I HAVE GOTTEN LOAN FROM PROSPER AND THIS TIME WILL BE NO DIFFERENT. I WILL PAY ALL THE MONEY BACK AT TAX TIME NEXT YEAR. MY TRACK RECORD SPEAK FOR ITSELF.

Monthly net income: $ VARIES WITH OVER TIME ABOUT 4200.00 MONTH

Monthly expenses: $
??Housing: $749
??Insurance: $
??Car expenses: $ 500
??Utilities: $
??Phone, cable, internet: $ 49.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $?180.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$278.73

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1993	Debt/Income ratio:	28%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	15y 0m
Credit score:	640-659 (Apr-2010)	Total credit lines:	23	Occupation:	Flight Attendant
Now delinquent:	1	Revolving credit balance:	$10,338	Stated income:	$25,000-$49,999
Amount delinquent:	$644	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dime-burger9	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Website build up for internet shop
Purpose of loan:
This loan will be used to? build up my own website for my business. I've been making cell phone cases with swarovski crystals as my part time job for 3 years with my sister. I've noticed many retailers want to order my cases and some celebrities ordered custom made microphones, license plates sand cell phone cases in the past. I want to continue sell my cases to retails but I feel necessity of my own website where I can display all different designs with professionally taken picture so I can take orders online for individuals and other retailers from different areas of US. It will cost me $4,000 to hire a professional website builder and the rest I want to buy swarovski stones for inventory

My financial situation:
I am a good candidate for this loan because? I still have my current job for 15 years at United Airlines and I have husband supporting me financially. I am already making income with this making cell phone case businesses. I feel very strong financially and as this business doesn't require?much of other?cost than buying swarovski stones which only would be used when orders are placed.

Monthly net income: $ 3,000

Monthly expenses: $
??Housing: $?750
??Insurance:?$100
??Car expenses:?0
??Utilities: $?80
??Phone, cable, internet: $?85
??Food, entertainment: $?800
??Clothing, household expenses $?100
??Credit cards and other loans: $?100
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455322
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$325.55

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2003	Debt/Income ratio:	17%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	7y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	13	Occupation:	Tradesman - Plumber
Now delinquent:	0	Revolving credit balance:	$3,804	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	vault447	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase a ring
Purpose of loan:
Purchase an engagement ring for my girlfriend of 7 years.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time and in full.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455328
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2006	Debt/Income ratio:	58%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	5 / 5	Length of status:	3y 7m
Credit score:	600-619 (Apr-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$1,768	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	107%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hartrunner2003	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	520-539 (Mar-2008)
Principal balance:	$990.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Paying for last semester of college
This loan will be used to cover the cost of my?last semester?of college. I am a Christian Ministries major who wishes to go into the ministry as a pastor. In order to be more productive in my ministry,? I must spent more time in the missionary aspect of it. Because of this, I would need more time to pay off my college costs. Helping me with this would be really helpful and I would be really appreciative. I plan to graduate in the?Fall of 2010 and attend the?Mennonite Brethren Seminary in Fresno.?After that, I plan to spend a couple of years in Africa with Invisible Children because it is a real problem that has to be looked after.

I am a good candidate for this loan because I am a hard worker who will be working all summer in order to pay off his college loans. I am young but I have been taking care of myself for a very long time and I understand the value of a dollar more that most people. This will be my last semester and I am so close to achiving my goals. I took out?a prosper loan two years ago and have never been late on that loan. Hopefull, someone can help me out here because I do really need the help. My credit is not the best but I am still young and am fully confident that by using the Prosper system and with the help of human lenders, I can raise my credit up even more?in the months to come.

Monthly net income: $? 950

Monthly expenses: $
??Housing: n/a
??Insurance:??n/a
??Car expenses: $ n/a
??Utilities: $?15
??Phone, cable, internet: $ 40
??Food, entertainment: $?10
??Clothing, household expenses $10
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455334
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2002	Debt/Income ratio:	29%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	1y 7m
Credit score:	700-719 (Apr-2010)	Total credit lines:	12	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$180	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	8
Screen name:	admirable-treasure4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding and school fund
Purpose of loan:
This loan will be used to help me and my fiancee pay for our wedding as well as place our children in daycare.

My financial situation:
I am a good candidate for this loan because I will pay back every cent that is given to me.? I believe in giving people opportunities, giving a helping hand and for anyone who helps me I will not let them down. I am a very reliable person who needs assistance and I promise to satisfy my debt.

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $ Fiancee ?
??Insurance: $ Fiancee
??Car expenses: $ Fiancee ????
??Utilities: $ Fiancee
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $40
??Credit cards and other loans: $ 30
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455346
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.82%	Starting monthly payment:	$65.65

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	4%
Basic (1-10):	7	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 3	Length of status:	14y 8m
Credit score:	660-679 (Apr-2010)	Total credit lines:	30	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$217	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	return-equilibrium4	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-659 (Nov-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
Need to restructure loan
Purpose of loan:
This loan will be used to pay off a 401k loan I took out 3 years ago prior to divorce that takes out $260 a month from my paycheck. So this is basically restructuring that loan for a longer term and lower monthly payments, to free up cash so I can save. I expect this to be the second and last time I'll need to use Prosper as I'm heading the right direction financially.

I thank you for your consideration.

My financial situation:
I am a good candidate for this loan because aside from a bump in the road over a year ago due to divorce, I've had good credit and I've had a loan through prosper last year that I paid off. Additionally I've paid my bills on time, and my credit score has gone up since that divorce.

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 50
??Insurance: $ 50
??Car expenses: $ 50
??Utilities: $ 0 (live with family)
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 50
??Other expenses: $ 450 child support
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455358
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,750.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.35%	Starting borrower rate/APR:	19.35% / 21.58%	Starting monthly payment:	$64.46

Auction yield range:	8.04% - 18.35%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	21%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	2y 3m
Credit score:	660-679 (Apr-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,997	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	leverage-channel	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down high interest card

??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455370
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2004	Debt/Income ratio:	51%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	21 / 18	Length of status:	4y 11m
Credit score:	680-699 (Apr-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$8,881	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	top-commanding-interest	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off some bills
Purpose of loan:
This loan will be used to? pay off some debt

My financial situation:
I am a good candidate for this loan because? I pay my bills on time I am never late with a payment I just made a few mistakes

Monthly net income: $ 1750

Monthly expenses: $ 1200
??Housing: $ 200
??Insurance: $ 88
??Car expenses: $ 439
??Utilities: $?100
??Phone, cable, internet: $ 70
??Food, entertainment: $100
??Clothing, household expenses $ 80
??Credit cards and other loans: $ 249
??Other expenses: $ 30
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$220.91

Auction yield range:	3.04% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1990	Debt/Income ratio:	13%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	11y 5m
Credit score:	800-819 (Apr-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,386	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	exchange-jubilee	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off old debt
Purpose of loan:
This loan will be used to pay off 50% of an old loan that my ex-wife and I have together. Part of our impending divorce agreement is that I pay a total amount of $7000.00 towards the loan balance and I would rather do it in one lump sum as opposed to making monthly installments.

My financial situation:
I am a good candidate for this loan because I have had the same job for the last 11 years. I have worked for the same company for 14 years so I am financially stable. I have not missed any payments in the past 7-8 years that I can remember. I have very few debts to my name. Other than this I currently have only my mortgage, a car payment and one credit card that carries a balance. I am very conscientious of my budget and maintain a monthly budget that I adhere to very strictly. It accounts for everything from bills to daily expendables (gas, groceries, etc)?to entertainment expenses. If there was any doubt in my mind that I would not be able to stay current with the repayment of this loan I would not apply for it.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455594
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	22%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	4y 2m
Credit score:	640-659 (Apr-2010)	Total credit lines:	38	Occupation:	Psychologist
Now delinquent:	0	Revolving credit balance:	$4,475	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	2/ 3	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	marketplace-birch	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
LCSW Completion Loan
Purpose of loan:
This loan will be used to complete my graduate degree as an LCSW?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 1500

Monthly expenses: $
??Housing: $ Live with parents.
??Insurance: $ live with parents.
??Car expenses: $ 256/mo
??Utilities: $ live with parents
??Phone, cable, internet: $ 50
??Food, entertainment: $?live with parents
??Clothing, household expenses $ live with parents
??Credit cards and other loans: $?N/A????
??Other expenses: $ N/A
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455606
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.99%	Starting monthly payment:	$61.54

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 10	Length of status:	3y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$10,207	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	benefit-contributor	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Revolving Debt
Purpose of loan:
This loan will be used to pay off credit card debt and increase my credit score by reducing my revolving credit balance.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time every month.? I graduated from the University of Detroit Mercy in 2002 with a BS in engineering. I moved out to CA for an employment opportunity that would help me reach my long term goal of obtaining an engineering license.
I am highly motivated to pay back my debt as quickly as possible because I would like to get married next year and start a family soon after that. I am a highly reliable person who is involved in volunteer activities, such as Engineers Without Borders.
My credit profile lists no homeownership. This somewhat incorrect because one of my expenses is my boat which I currently live on. Both my loan and slip fees are paid on time each month and are included in the housing expenses I've listed below. My plan is to sell the boat in the near future and use the invested capital towards a house.

Monthly net income: $ 5,100+/-

Monthly expenses: $
??Housing: $ 1190
??Insurance: $ 122
??Car expenses: $ 160 including fuel
? Food, entertainment: $ 380
? Credit cards and other loans: $ 598.35
??Other expenses: $ 290
Information in the Description is not verified.